[EXHIBIT 21.1]

                 Subsidiaries of the Registrant
                 ------------------------------

Subsidiary                           Jurisdiction of Organization
----------                           ----------------------------

Aegean Earth S.A.                    Greece
Aegean Earth and Marine, LLC         United States